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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT



     As independent auditors, we hereby consent to the incorporation by reference of our report, dated February 8, 2002, which includes an emphasis paragraph relating to uncertainty as to the Company's ability to continue as a going concern, relating to the financial statements of Commonwealth Biotechnologies, Inc. for the years ended December 31, 2001 and 2000, included in the 2001 Annual Report to Shareholders and incorporated by reference into the Annual Report on Form 10-KSB, into the Company's previously filed Form S-8 Registration Statement, File No. 333-51074, and Form S-3 Registration Statement No. 333-51078.




Richmond, Virginia
March 29, 2002